SUB-ITEM 77Q1(E)

                                                                         INVESCO
                                                      1166 Avenue of the America
                                                        New York, New York 10036
                                                        Direct:  +1.212.278.9000
                                                           Fax:  +1.212.278.9822

VIA COURIER AND FACSIMILE

July 21, 2011

Avenue Europe International Management, L.P.
535 Madison Avenue
15th Floor
New York, NY 10022
Attention:  Sonia Gardner

Dear Sonia:

     Pursuant to Section 8 of the Amended and Restated Sub-Advisory Agreement dated June 1, 2010 (the "Agreement") relating to the Invesco Van Kampen Dynamic Credit Opportunities Fund (the "Fund"), we hereby notify of our desire to terminate the Agreement effective as soon as possible but no later than September 19, 2011. We appreciate the good work that Avenue has done over the years as sub-adviser to the Fund and wish you the best in your future endeavors.

Yours sincerely,

/s/ Greg Stoeckle

Greg Stoeckle
Vice President and Head of Senior Secured Loans
Invesco Advisers, Inc.